                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GRANITE CONSTRUCTION INCORPORATED
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       GRANITE CONSTRUCTION INCORPORATED
                             585 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of GRANITE CON-STRUCTION INCORPORATED, a Delaware corporation (the "Company"), will be held on May 19, 1997, at 10:00 a.m. local time, at the Monterey Marriott Hotel, 350 Calle Principal, Monterey, California, for the following purposes:

     1. To elect two (2) directors of the Company for the ensuing three-year term.

     2. To ratify the appointment of Coopers & Lybrand, L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1997.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Monterey Marriott Hotel, 350 Calle Principal, Monterey, California, 93940.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

     The vote of every stockholder is important in achieving this goal, and your cooperation in promptly returning your executed Proxy will be appreciated. Each Proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                          By Order of the Board of Directors,

                                          MICHAEL FUTCH
                                          Vice President, General Counsel and
                                          Secretary

Watsonville, California
April 29, 1997

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                       GRANITE CONSTRUCTION INCORPORATED
                             585 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076

     This Proxy Statement is furnished in connection with the solicitation by the management of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (hereinafter called the "Company") of Proxies for use at the Annual Meeting of Stockholders to be held on May 19, 1997, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to stockholders on approximately April 29, 1997. The cost of the solicitation of Proxies will be borne by the Company. The Company may use the services of its officers, directors and others to solicit Proxies personally or by telephone, without additional compensation.

                                 VOTING RIGHTS

     All shares represented by valid Proxies received prior to the meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described. A stockholder who signs and returns a Proxy in proper form will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person. The Company's bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy, shall constitute a quorum for the transaction of business at the meeting.

     The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, the Annual Meeting. On April 4, 1997, there were 18,277,552 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company currently has an eight-member Board of Directors. Directors are elected for three-year terms and are divided into three classes, with one class elected at each annual meeting of stockholders.

     Two (2) directors of the Company are to be elected for the ensuing three-year term and until their successors are elected and qualified. The nominees are Richard M. Brooks and Raymond E. Miles. Certain information with respect to their age and background, are set forth below. Mr. Brooks and Mr. Miles were elected to their present terms of office at the 1994 Annual Meeting of Stockholders of the Company.

     Each nominee will hold office until his or her term expires or until his or her successor is elected and qualified unless he or she resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the bylaws of the Company.

     It is intended that votes pursuant to the Proxies will be cast for the named nominees. The persons named in the accompanying form of Proxy will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected for the ensuing three-year term. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. broker nonvotes, will be counted as present in determining if a quorum is present.

         DIRECTOR                     POSITION            AGE               DIRECTOR SINCE
---------------------------  --------------------------   ---   ---------------------------------------
Nominees
----------
Richard M. Brooks..........  Director                     68    Director since 1990; term ends 1997.
Raymond E. Miles...........  Director                     64    Director since 1988; term ends 1997.
Continuing
-----------
Richard C. Solari..........  Chairman of the Board        72    Director since 1979; term ends 1999.
David H. Watts.............  President, Chief Executive   58    Director since 1988; term ends 1999.
                             Officer and Director
Joseph J. Barclay..........  Director                     64    Director since 1988; term ends 1999.
Brian C. Kelly.............  Director                     65    Director since 1995; term ends 1998.
Rebecca A. McDonald........  Director                     44    Director since 1994; term ends 1998.
Denman K. McNear...........  Director                     71    Director since 1988; term ends 1998.

     Granite Construction Incorporated was incorporated in Delaware in January, 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates for people listed in this proxy referring to the dates of service with the Company include the periods in which they served for Granite Construction Company.

     Mr. Solari has been Chairman of the Board since 1985. Mr. Solari was employed by the Company from 1945 until his retirement in 1995. He served as President and Chief Executive Officer from 1979 to 1987.

     Mr. Watts is currently, and has been since 1987, President and Chief Executive Officer of the Company. He was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of TIC Holdings, Inc., the California State Chamber of Commerce, the Beavers, Nationwide Public Projects Coalition, the Construction Industry President's Forum, the Monterey Bay Area Council of the Boy Scouts of America, and the Community Foundation for Monterey County. He holds a B.A. degree in Economics from Cornell University.

     Mr. McNear is the retired Chairman, President and Chief Executive Officer of the Southern Pacific Transportation Company. He holds a B.S. degree in Civil Engineering from the Massachusetts Institute of Technology and an M.B.A. degree from Stanford University.

     Mr. Brooks is self-employed as a Financial Consultant. He was formerly President and Chief Executive Officer of SFA Management Corporation and Vice President, Finance and Treasurer of Lucky Stores, Inc. Mr. Brooks is also a director of Longs Drug Stores Corporation, BEI Electronics Inc. and Western Farm Credit Bank. He holds a B.S. degree in Applied Economics from Yale University and an M.B.A. degree from the University of California, Berkeley.

     Ms. McDonald is currently Group Vice President, Natural Gas, for Amoco Corporation. She was formerly President and Vice President of Strategic Planning for Tenneco Gas Marketing Company. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin University.

     Mr. Barclay is currently Chairman of Cascade Corporation, a manufacturer of materials handling equipment. He served as Chairman and Chief Executive Officer of Cascade from 1993 until 1996 and President and Chief Executive Officer from 1983 until 1993. Mr. Barclay is also a director of Cascade Corporation, Columbia Machine, Inc. and Omni Products Inc. He holds a B.S. degree in Industrial Engineering from the Illinois Institute of Technology.

     Mr. Kelly is self-employed as a Construction Consultant. Recently, he has utilized his business expertise as a volunteer with the Diocese of Monterey and as a member of the Board of the Hospice of the Central

Coast. Mr. Kelly holds a B.S. degree in Civil Engineering from Iowa State University and an M.B.A. degree from Stanford University.

     Dr. Miles is the Trefethen Professor Emeritus at the Walter A. Haas School of Business at the University of California, Berkeley. He has been a member of the faculty since 1963 and is a former Dean of the School. Dr. Miles is also a director of the Union Bank of California. He holds B.A. and M.B.A. degrees from the University of North Texas and a Ph.D. in Organizational Behavior and Industrial Relations from Stanford University.

     The Company has an Audit Committee, a Compensation Committee, a Nominating Committee, a Strategic Planning Committee, and an Executive Committee.

                                AUDIT COMMITTEE
                          Richard M. Brooks, Chairman
                               Joseph J. Barclay
                                 Brian C. Kelly
                               Rebecca A McDonald
                                Denman K. McNear
                                Raymond E. Miles

     The functions of the Audit Committee include recommending the independent accountants to the Board of Directors, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls, reviewing the independence of the independent accountants, approving all assignments to be performed by the independent accountants, and instructing the independent accountants, as deemed appropriate, to undertake special assignments. The Audit Committee is comprised entirely of outside directors. During fiscal year 1996, the Audit Committee held two (2) meetings.

                             COMPENSATION COMMITTEE
                          Richard C. Solari, Chairman
                               Joseph J. Barclay
                               Richard M. Brooks
                                Denman K. McNear

     The Compensation Committee reviews and recommends salaries for corporate officers and key employees. In addition, the Compensation Committee administers the 1990 Omnibus Stock and Incentive Plan with respect to persons subject to
Section 16 of the Securities Exchange Act of 1934. The Compensation Committee is comprised entirely of outside directors. The Compensation Committee held two (2) meetings in 1996.

                              NOMINATING COMMITTEE
                          Richard C. Solari, Chairman
                               Joseph J. Barclay
                                Denman K. McNear
                                Raymond E. Miles

     The Nominating Committee recommends and nominates persons to serve on the Board of Directors. The Committee will consider nominees recommended by stockholders as long as the stockholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a stockholder nomination for a director to be elected at an annual meeting must be received at the Company's principal office not less than 120 calendar days in advance of the date that the Company's Proxy Statement was released to stockholders in connection with the previous year's annual meeting of stockholders. The Nominating Committee held no meetings in fiscal year 1996.

                          STRATEGIC PLANNING COMMITTEE
                                Raymond E. Miles
                              Rebecca A. McDonald
                                 Brian C. Kelly

     The function of the Strategic Planning Committee is to develop, in conjunction with management, the Company's Strategic Plan and to provide overall strategic planning direction for the Company. The Strategic Planning Committee held two (2) meetings in 1996.

                              EXECUTIVE COMMITTEE
                               Richard C. Solari
                                 David H. Watts
                               Joseph J. Barclay

     The Executive Committee's responsibility is to exercise all powers and authority of the Board of Directors in the management of business affairs of the Company as authorized by the Board. The Committee reviews and approves specific decisions as established by the current "Limits of Authority" schedule. It may exercise the power and authority of the Board of Directors to declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

     During fiscal year 1996, the Board of Directors held six (6) meetings. No Director attended fewer than seventy-five percent (75%) of the meetings of the Board or any committee on which he or she served.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table contains information as of March 20, 1997, (i) regarding the ownership of the Common Stock of the Company by all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company (except for Primecap Management Company and Capital Guardian Trust which ownership interest is as of December 31, 1996), (ii) each director and director nominee of the Company,
(iii) the Chief Executive Officer and the three other most highly compensated executive officers of the Company as of December 31, 1996, whose salary and bonus for the fiscal year ended exceeded $100,000, and (iv) all executive officers and directors of the Company as a group:

                                                               AMOUNT AND NATURE      PERCENT OF
                                                                 OF BENEFICIAL       COMMON STOCK
                            NAME                                 OWNERSHIP(1)        OUTSTANDING
-------------------------------------------------------------  -----------------     ------------
Emben & Co. (ESOP Trust).....................................      5,841,747             32.3%
  c/o BNY Western Trust Company
  One Wall Street
  New York, NY 10286
Capital Guardian Trust.......................................      1,426,200             7.87%
Primecap Management Company..................................      1,400,000             7.73%
  Pasadena, California
Richard C. Solari(2).........................................         55,309                *
David H. Watts(3)............................................        120,967                *
Joseph J. Barclay............................................          7,500                *
Richard M. Brooks............................................          1,500                *
Brian C. Kelly...............................................          1,500                *
Rebecca A. McDonald..........................................            -0-              -0-
Denman K. McNear.............................................          1,000                *
Raymond E. Miles.............................................            500                *
William E. Barton(4).........................................         49,552                *
Patrick M. Costanzo(5).......................................        127,821                *
William G. Dorey(6)..........................................        161,410                *
All executive officers and directors as a group (11
  persons)(2)(3)(5)(6).......................................        527,059              2.9%

---------------
 *  Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes 50,000 shares of Common Stock held by the Solari-Lane Trust I as of March 20, 1997. Mr. Solari is the trustee and a beneficiary under the trust.

(3) Includes approximately 30,218 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Watts' account as of March 20, 1997, and 55,488 shares of restricted stock over which Mr. Watts has voting, but not dispositive power, as of March 20, 1997. These shares are subject to vesting and distribution restrictions. Also included are 6,750 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Watts has the right to acquire. Mr. Watts may be deemed to be the beneficial owner of such shares.

(4) Includes approximately 29,130 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Barton's account as of March 20, 1997, and 12,585 shares of restricted stock over which Mr. Barton has voting, but not dispositive power, as of March 20, 1997. These shares are subject to vesting and distribution restrictions. Also included are 3,000 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Barton has the right to acquire. Mr. Barton may be deemed to be the beneficial owner of such shares.

(5) Includes approximately 55,764 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Costanzo's account as of March 20, 1997, and 55,564 shares of restricted stock over which Mr. Costanzo has voting, but not dispositive power, as of March 20, 1997. These shares are subject to vesting and distribution restrictions. Also included are 6,750 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Costanzo has the right to acquire. Mr. Costanzo may bedeemed to be the beneficial owner of such shares.

(6) Includes approximately 99,023 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Dorey's account as of March 20, 1997, and 33,741 shares of restricted stock over which Mr. Dorey has voting, but not dispositive power, as of March 20, 1997. These shares are subject to vesting and distribution restrictions. Also included are 6,000 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Dorey has the right to acquire. Mr. Dorey may be deemed to be the beneficial owner of such shares.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of compensation as to the Chief Executive Officer and the three other most highly compensated executive officers as of December 31, 1996, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                     ------------------------------------
                                                                             AWARDS
                                                                     ----------------------     PAYOUTS
                                        ANNUAL COMPENSATION(1)       RESTRICTED                ----------
                                      ---------------------------      STOCK                      LTIP          ALL OTHER
             NAME AND                         SALARY     BONUS(2)    AWARDS(3)     OPTIONS/    PAYOUTS(4)    COMPENSATION(5)
        PRINCIPAL POSITION            YEAR      ($)        ($)          ($)        SARS (#)       ($)              ($)
-----------------------------------   ----    -------    --------    ----------    --------    ----------    ---------------
David H. Watts.....................   1996    240,000    290,000       379,540        --              --          13,680
  President and Chief                 1995    240,000    290,000       505,515        --              --          18,000
  Executive Officer                   1994    213,000    317,000       269,731        --         278,964          16,909
William E. Barton..................   1996    115,000    134,000       105,606        --              --          13,680
  Vice President and                  1995    115,000    134,000       158,323        --              --          18,000
  Chief Financial Officer             1994    105,000    144,000        50,000        --              --          16,909
Patrick M. Costanzo................   1996    135,000    270,000       224,170        --              --          13,680
  Senior Vice President and           1995    135,000    270,000       276,124        --              --          18,000
  Manager Heavy Construction
    Division                          1994    115,000    619,000       302,270        --              --          16,909
William G. Dorey...................   1996    135,000    270,000       241,259        --              --          13,680
  Senior Vice President and           1995    135,000    270,000       276,124        --              --          18,000
  Manager Branch Division             1994    115,000    290,000       151,900        --         341,712          16,909

---------------
(1) For the year ended December 31, 1996, compensation deferred at the election of the officer under the Key Management Deferred Compensation Plan (page 11) for Messrs. Watts, Barton, Costanzo and Dorey was $63,000; $3,000; $257,718 and $3,000, respectively. For the year ended December 31, 1995 such deferred compensation amounted to $103,000; $2,370; $255,000 and $3,000, respectively. The deferred compensation plan under which the 1996 and 1995 elections were made was not in existence for years prior to 1995, and was for amounts paid in 1996 and future years.

(2) Amounts include cash bonuses earned in the current year but paid in the following year but do not include cash bonuses paid in the current year but earned in the previous year.

(3) The amount of awards for each year is based on the Company's stock closing price on the grant date multiplied by the number of shares awarded for the year. Such awards are earned in the current year but issued as stock in the following year. The aggregate number of restricted shares outstanding at December 31, 1996 for Messrs. Watts, Barton, Costanzo and Dorey were 70,577; 12,585; 70,657 and 47,956, respectively, with an aggregate market value for those same officers of $1,340,963, $239,115, $1,342,483 and $911,164, respectively, based on the Company's stock closing price of $19.00 at December 31, 1996. All numbers of shares and share prices have been restated to reflect the three for two stock split paid on April 19, 1996. The number of shares and values for each officer at December 31, 1996 exclude the shares issued in March 1997 for services performed in 1996 which appear in the table as 1996 compensation. A portion of the restricted stock reflected for 1996 and 1994 was awarded based on deferred compensation from 1990. Such deferred compensation reflects a one time event of accelerated income to the Company caused by the Company's 1990 change from the completed contract to the percentage of completion accounting method, on which incentive compensation was deferred and is paid through restricted stock awards not to exceed $50,000 per year. None of the restricted stock issued vests within three years of the date of grant. Dividends are paid on restricted shares on the same basis as all other outstanding shares.

(4) Amounts for the years ended December 31, 1994 represented payments under the Company's terminated Book Value Appreciation Rights ("BVAR") Plan on rights issued for the plan years 1989 and 1988, respectively, that fully vested as of December 31, 1994. No additional payments are required under the terminated BVAR Plan.

(5) Amounts represent contributions to the Employee Stock Ownership Plan and to the Profit Sharing and 401(K) Plan. Such contributions are earned in the current year but allocated in the following year.

OPTIONS OF EXECUTIVE OFFICERS

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1996, and unexercised options held as of December 31, 1996, by the persons named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                             OPTIONS AT FY-END              OPTIONS AT FY-END(1)
                         SHARES ACQUIRED     VALUE      ----------------------------    ----------------------------
         NAME              ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------  ---------------    --------    -----------    -------------    -----------    -------------
David H. Watts.........         --               --        6,750              --          $51,773              --
William E. Barton......         --               --        3,000              --          $23,010              --
Patrick M. Costanzo....         --               --        6,750                          $51,773              --
William G. Dorey.......        750            4,075        6,000              --          $46,020              --

---------------
    All numbers of shares and share prices have been restated to reflect the three for two stock split paid on April 19, 1996.

(1) For each named executive officer, the value of the exercisable options is based on a closing stock sale price of $19.00 on December 31, 1996, less the grant price of $11.33 per share.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In April, 1990, Granite Construction Company, a subsidiary of the Company ("Granite"), entered into employment agreements with William E. Barton, Mark E. Boitano, Patrick M. Costanzo, William G. Dorey, Richard A. Lewis and David H. Watts. Granite also entered into such agreements with Roxane C. Allbritton and Michael L. Thomas on January 1, 1991 and Arthur B. Nickerson on January 1, 1993. On January 2, 1996, the Company entered into the same form of employment agreement with Michael Futch. Effective February 1, 1997 the employment agreements entered into with Messers. Barton, Boitano, Costanzo, Dorey, Lewis, Watts, Nickerson, Thomas and Ms. Allbritton were formally assigned to, and the obligations thereunder accepted by, the Company. These agreements provide that if the individual's employment with the Company is terminated for certain reasons within two and one-half years after a "change in control" of the Company, then the Company will pay to the individual amounts up to three times the average gross annual compensation paid to the individual over the five years prior to the "change in control." A "change in control" is defined as (i) a merger, consolidation or acquisition of the Company where the stockholders of the Company do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of the Company's assets to a corporation not controlled by the Company or its stockholders; or (iii) the transfer to affiliated persons of more than 30% of the voting stock of the Company, leading to a change of a majority of the members of the Board of Directors.

     Also in the event of a "change in control," options and grants of restricted stock (Awards) awarded under the 1990 Omnibus Stock and Incentive Plan (the Plan) are affected. The Plan provides that the surviving, successor, or acquiring corporation shall either assume outstanding Awards or substitute new Awards having an equivalent value. In the event that does not occur, the Company's Board shall provide that any Awards otherwise unexercisable and/or unvested shall be immediately exercisable and vested in full. The Plan further provides that if such newly exercisable or vested Awards have not been exercised as of the date of the change in control, they shall terminate effective as of the date of the change in control.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except that, due to administrative error, Mr. Watts had one transaction that was not reported on a timely basis; Mr. Barton had two transactions that were not reported on a timely basis; Mr. Dorey had four transactions that were not reported on a timely basis; and Mr. Costanzo had two transactions that were not reported on a timely basis. All such transactions have been reported on Form 5 forms for the year ended December 31, 1996. However, due to administrative error, each such Form 5 forms for Messrs. Watts, Barton, Dorey and Costanzo were not timely filed.

                           COMPENSATION OF DIRECTORS

     Mr. Solari, in his role as Chairman of the Board currently receives an annual retainer of $36,000, payable quarterly. Mr. Watts receives $250 for each month he serves as director of the Company. Messrs. Barclay, Brooks, Kelly, McNear and Miles and Ms. McDonald currently receive an annual retainer of $20,000, payable quarterly, for serving on the Board. In addition, Messrs. Barclay, Brooks, Kelly, McNear, Miles and Solari and Ms. McDonald receive $800 for each Board of Directors meeting they attend and $600 for each Board of Directors Committee meeting (except for meetings of the Executive Committee) they attend.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P 500 and the Dow Jones Heavy Construction Industry Index (Fluor, Jacobs Engineering, Morrison Knudsen, Foster Wheeler, Stone & Webster and Zurn Industries) for the period commencing on December 31, 1991, and ending on December 31, 1996.

     The graph assumes $100 invested on December 31, 1991 in the Company's stock of $18.167 per share, and in the S & P 500 Index, and Dow Jones Construction Industry Index. The Total Return also assumes reinvestment of dividends.

        Measurement Period            Granite Constr                             DJ Heavy
      (Fiscal Year Covered)                Inc.               S&P 500          Construction
Dec-91                                     100                 100                 100
Dec-92                                      82                 108                  97
Dec-93                                      94                 118                 102
Dec-94                                      77                 120                  98
Dec-95                                     121                 165                 137
Dec-96                                     112                 203                 130

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Solari, Barclay, Brooks and McNear served as members of the Compensation Committee during fiscal 1996. All Committee members are non-employee directors.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for formulating the Company's executive compensation policy. The Committee reviews, adopts and administers incentive compensation plans applicable to executive officers and other senior management personnel.

     The Committee's primary compensation policy is that a substantial portion of the annual compensation of each executive should be directly linked to the performance of the Company. In exercising its responsibilities, the Committee is guided by three basic objectives:

     1. To attract and retain outstanding executives by providing excellent earnings potential as compared to prevailing industry practices.

     2. To encourage entrepreneurial drive and consistent profitability by directly linking annual incentives to the profitability of the enterprise and effective management of the Company's assets.

     3. To link the long-term interests of executives and shareholders and encourage career service by including stock ownership as an integral part of the compensation package.

     The Committee has, on occasion, retained the services of Hewitt Associates, a compensation consulting firm, to assist the Committee in developing and maintaining a competitive executive compensation program. Hewitt Associates has provided the Compensation Committee information comparing the Company's executive compensation to certain companies in the construction industry, including companies in the Dow Jones Heavy Construction Group.

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the Federal Reserve Reconciliation Act of 1933. This section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless such compensation is subject to performance-based exemptions. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Company believes that any options granted under the 1990 Omnibus Stock and Incentive Plan are exempt under transition provisions, the Committee believes that this section will not materially, if at all, reduce the tax deduction available to the Company. Although future grants of restricted stock may not be exempt, the company believes that the value of the restricted stock upon vesting combined with other non-exempt income will not materially, if at all, exceed the one million dollar threshold in any year.

     The Company's compensation package includes salary and annual incentive compensation comprised of bonuses payable in cash or restricted stock. Following a review of officer salaries, the Compensation Committee recommended to the full board on December 16, 1996, to bring officer salaries into alignment with competitive guidelines developed in 1993.

     The incentive compensation plan is designed so that when bonuses exceed a predetermined cap on total annual cash compensation, the amount in excess of the cap is converted into long-term compensation in the form of restricted stock with five year cliff vesting. Restricted stock limits have also been established by the Committee to fix total compensation limits at appropriate levels. The Committee determined the appropriate participation of officers as well as the performance threshold, cash caps, and restricted stock limits to ensure a close correlation between Company performance and executive compensation.

     The Committee continued the Return on Net Assets (RONA) based compensation plan in 1996 for Corporate Officers and Middle Managers. The Committee believes that using RONA as the key performance factor ties earnings performance to the Company's asset growth, asset utilization, and the cost of capital, and that RONA is a superior measure of performance in an asset-heavy business. For the Branch and Heavy Construction division officers, the Committee assigned performance measures both at the Corporate and Division Level. Approximately 30% of their incentive compensation was determined in 1995 by Corporate RONA, while 70% of their incentive compensation was based on the profitability of their respective Divisions.

     In addition to his 1996 base salary, CEO Watts also received an incentive cash payment of $290,000 and restricted stock valued at $530,000 (both paid and awarded in 1996 for performance provided in 1995) under the incentive plan in accordance with the terms of the plan described above. The Committee believes Mr. Watts' compensation for the year ending December 31, 1996 reflects the Company's performance and was in the general range of compensation for executives with like responsibilities in comparable companies and industries achieving similar financial results.

     Granite introduced a "Key Management Deferred Compensation Plan" for payments received beginning January 1, 1996. This plan has four primary elements.

     1. Participating executives can defer up to 100% of their annual cash incentive compensation.

     2. Deferred and contributed funds held in the non-qualified plan will receive a quarterly interest adjustment equal to the Lehman Brothers long term bond index 30 day average ending on December 1 of the prior year, plus 100 basis points.

     3. The "Plan" provides benefits solely from the general assets of the company and is therefore considered to be an "unfunded plan" for ERISA purposes.

     4. A retirement excess feature restoring benefits lost to executives due to ERISA limits was included, increasing the compensation for retirement benefit calculation from the ERISA $150,000 limit to a limit of $250,000, which will be adjusted annually based on CPI index change.

     Participants in the "Deferred Compensation Plan" include all officers and approximately 30 key field managers.

     The Committee met two (2) times in 1996.

            Richard C. Solari                     Richard M. Brooks
            Joseph J. Barclay                     Denman K. McNear

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Coopers & Lybrand, L.L.P. to serve as independent accountants to audit the financial statements of the Company for fiscal 1997. Coopers & Lybrand, L.L.P. has acted in such capacity since its appointment for fiscal 1982. A representative of Coopers & Lybrand, L.L.P. will be present at the annual meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum is present and voting either in person or by Proxy is required for approval of this proposal. Votes for and against, abstentions and "broker nonvotes" will each be counted as present for purposes of determining a quorum. Neither abstention nor "broker nonvotes" will be counted as having been cast affirmatively or negatively on the proposal.

     In the event that ratification by the stockholders of the appointment of Coopers & Lybrand, L.L.P. as the Company's independent accountants is not obtained, the Board of Directors will reconsider said appointment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of the Company (i) must be properly brought before the meeting and be received by the Company at its offices at 585 West Beach Street, Watsonville, California, 95076, on or before December 12, 1997 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting and the other requirements contained in the Company's bylaws.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the meeting is as hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                          MICHAEL FUTCH
                                          Vice President, General Counsel and
                                          Secretary

Dated: April 29, 1997

PROXY

                       GRANITE CONSTRUCTION INCORPORATED

   ALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby directs Bank of America N.T.&S.A. as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED beneficially held for me by the Plan at the Annual Meeting of the Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Marriott Hotel, 350 Calle Principal, Monterey, California on May 19, 1997, at 10:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of Company dated April 29, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Stockholders.

------------------------------------------------------------------------------

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU FAIL TO RETURN YOUR VOTING DIRECTIVE
CARD TO THE TRUSTEE BY MAY 19, 1997, THEN THE SHARES WILL NOT BE VOTED. AS A PARTICIPANT IN THE GRANITE CONSTRUCTION EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN"), YOU ARE ENTITLED TO VOTE YOUR ALLOCATED PORTION OF THE SHARES OF THE COMMON STOCK HELD IN THE PLAN. YOUR VOTING DIRECTION SUBMITTED TO THE BANK OF AMERICA, N.T.&S.A., TRUSTEE OF THE PLAN, WILL BE CONFIDENTIAL.

-------------------------------------------------------------------------------

                (continued, and to be signed on the other side)

-------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                         (continued from other side)

                                                             Please mark
                                                             your votes as
                                                             indicated in   [X]
                                                             this example.


A vote FOR the following proposals is recom-                           FOR                     WITHHOLD
mended by the Board of Directors:                            all nominees listed below         AUTHORITY
                                                               (except as marked to      to vote for all nomi-
1. To elect Richard M. Brooks and Raymond E. Miles                the contrary)            nees listed below
   as directors to hold office for a three-year term and
   until their respective successors are elected and                   [ ]                        [ ]
   have qualified.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

RICHARD M. BROOKS                   RAYMOND E. MILES

                                                            FOR AGAINST ABSTAIN
2. To ratify the appointment of Coopers & Lybrand, L.L.P.   [ ]   [ ]    [ ]
   as the Company's independent accountants for the fiscal year ending December 31, 1997.

3. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.


The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL NOT BE VOTED.



Signature of Participant*________________________________ Dated:_________, 1997
*(PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PLAN CERTIFICATE REPRESENTING YOUR SHARES.)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            FOLD AND DETACH HERE

PROXY

                      GRANITE CONSTRUCTION INCORPORATED

 UNALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby directs Bank of America N.T.&S.A. as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote the participant's pro rata portion of the unallocated shares of GRANITE CONSTRUCTION INCORPORATED beneficially held by the Plan at the Annual Meeting of the Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Marriott Hotel, 350 Calle Principal, Monterey, California on May 19, 1997, at 10:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 29, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Stockholders.

_______________________________________________________________________________

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED UNALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU FAIL TO RETURN YOUR VOTING DIRECTIVE CARD TO THE TRUSTEEE BY MAY 19, 1997, THEN THE SHARES WILL NOT BE VOTED. AS A PARTICIPANT IN THE GRANITE CONSTRUCTION EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN"), YOU ARE ENTITLED TO VOTE YOUR PRO RATA PORTION OF THE UNALLOCATED SHARES OF THE COMMON STOCK HELD IN THE PLAN. YOUR VOTING DIRECTION SUBMITTED TO THE BANK OF AMERICA, N.T.&S.A., TRUSTEE OF THE PLAN, WILL BE CONFIDENTIAL.
_______________________________________________________________________________

                 (continued, and to be signed, on other side)


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                         (continued from other side)

                                                             Please mark
                                                             your votes as
                                                             indicated in   [X]
                                                             this example.


A vote FOR the following proposals is recom-                           FOR                     WITHHOLD
mended by the Board of Directors:                            all nominees listed below         AUTHORITY
                                                               (except as marked to      to vote for all nomi-
1. To elect Richard M. Brooks and Raymond E. Miles                the contrary)            nees listed below
   as directors to hold office for a three-year term and
   until their respective successors are elected and                   [ ]                        [ ]
   have qualified.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

RICHARD M. BROOKS                   RAYMOND E. MILES

                                                            FOR AGAINST ABSTAIN
2. To ratify the appointment of Coopers & Lybrand, L.L.P.   [ ]   [ ]    [ ]
   as the Company's independent accountants for the fiscal year ending December 31, 1997.

3. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.


The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.



Signature of Stockholder*________________________________ Dated:_________, 1997

*(Please sign your name exactly as it appears on the stock certificate representing your shares.)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            FOLD AND DETACH HERE

PROXY

                       GRANITE CONSTRUCTION INCORPORATED

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David H. Watts and William E. Barton and each of them with full power of substitution to represent the undersigned and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Monterey Marriott Hotel, 350 Calle Principal, Monterey, California on May 19, 1997, at 10:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 29, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1996 Annual Report to Stockholders.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY        Please mark
THE BOARD OF DIRECTORS:                                     your votes as
                                                            indicated in
                                                            this example. [X]

                                                                           FOR all nominees        WITHHOLD AUTHORITY
                                                                       listed below (except as      to vote for all
                                                                       marked to the contrary)   nominees listed below
1. ELECTION OF DIRECTORS
   To elect Richard M. Brooks and Raymond E. Miles                              [  ]                    [  ]
   as directors to hold office for a three-year term and
   until their respective successors are elected and
   have qualified.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
    ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
    NOMINEE'S NAME BELOW.)

   Nominees: Richard M. Brooks
             Raymond E. Miles

                                                                                FOR     AGAINST     ABSTAIN
2.  To ratify the appointment of Coopers & Lybrand                              [  ]    [  ]        [  ]
    as the Company's independent accountants for
    the fiscal year ending December 31, 1997.

3.  With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS
MADE, SUCH SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.


IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.


Signature(s)*                                     Dated:           , 1997
            --------------------------------------      -----------
(Please sign your name exactly as it appears on the stock certificate representing your shares.)

--------------------------------------------------------------------------------

                             *FOLD AND DETACH HERE*